Exhibit 99.1

FOR IMMEDIATE RELEASE

                                       Contacts:

                                       Kristin Mulvihill-Southey
                                       Vice President, Investor Relations
                                       (310) 255-2635
                                       Ksouthey@activision.com

                                       Maryanne Lataif
                                       Vice President, Corporate Communications
                                       (310) 255-2704
                                       Mlataif@activision.com


                              ACTIVISION ANNOUNCES
                           FOUR-FOR-THREE STOCK SPLIT

Santa Monica, CA - September 28, 2005 - Activision, Inc. (NASDAQ: ATVI) announced today that its Board of Directors approved a four-for-three stock split of its outstanding shares of common stock to be effected in the form of a 33-1/3% common stock dividend.

The stock dividend is payable October 24, 2005, to stockholders of record at the close of business on October 10, 2005. Stockholders will receive one additional share of common stock for every three shares held on the record date. In lieu of issuing any fractional shares in connection with the split, stockholders will receive a cash payment based on the average of the high and low sales prices of the common stock on the record date, as adjusted for the split. Activision will have approximately 273,000,000 shares of common stock outstanding after the split.

"We are thrilled that Activision's record growth and investors' confidence in our future have made this possible," stated Robert A. Kotick, Chairman and Chief Executive Officer of Activision. "The stock split was motivated by a strong desire on our part to obtain a broader range of investors and improve the market liquidity in our stock and by our confidence that the value of our stock will continue to increase over time."

Headquartered in Santa Monica, California, Activision, Inc. is a leading worldwide developer, publisher and distributor of interactive entertainment and leisure products. Founded in 1979, Activision posted net revenues of $1.4 billion for the fiscal year ended March 31, 2005.

Activision maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Italy, Japan, Australia, Scandinavia, Spain and the Netherlands. More information about Activision and its products can be found on the company's World Wide Web site, which is located at www.activision.com.

The statements made in this press release that are not historical facts are "forward-looking statements". These forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties. The Company cautions readers of this press release that a number of important factors could cause Activision's actual future results to differ materially from those expressed in any such forward-looking statements. Such factors include, without limitation, product delays, retail acceptance of our products, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, maintenance of relationships with key personnel, vendors and third-party developers, international economic and political conditions, integration of recently acquired subsidiaries and identification of suitable future acquisition opportunities. These important factors and other factors that potentially could affect the Company's financial results are described in our filings with the Securities and Exchange Commission, including the Company's most recent Annual report on Form 10-K and Quarterly Report on Form 10-Q. Readers of this press release are referred to such filings. The Company may change its intention, belief or expectation, at any time and without notice, based upon any changes in such factors, in the Company's assumptions or otherwise. The Company undertakes no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

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